UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12
Aviat Networks, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AVIAT NETWORKS, INC.
200 Parker Drive, Suite C100A
Austin, TX 78728
Notice of Annual Meeting of Stockholders for Fiscal Year 2022
to be held on November 9, 2022
TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders for fiscal year 2022 (the “Annual Meeting”) of Aviat Networks, Inc. (the “Company”) will be held online only on November 9, 2022, at 12:30 p.m. Central Time. You may attend the Annual Meeting online via webcast by visiting www.virtualshareholdermeeting.com/AVNW2022 and entering your 16-digit control number included with the Notice of Internet Availability of Proxy Materials or proxy card. You will be able to vote your shares and submit questions while attending the Annual Meeting online for the following purposes:
1.    To elect six directors to serve until the Company’s 2023 Annual Meeting of Stockholders or until their successors have been elected and qualified;
2.    To vote on the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for fiscal year 2023;
3.    To hold an advisory, non-binding vote to approve the Company’s named executive officer compensation (“Say-on-Pay”); and
4.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
Only holders of common stock at the close of business on September 13, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement or other delay thereof.
Whether or not you expect to attend the Annual Meeting online, we urge you to submit a proxy to vote your shares. This will help ensure the presence of a quorum at the Annual Meeting.

By Order of the Board of Directors
September 26, 2022	/s/ Peter A. Smith President and Chief Executive Officer

Aviat Networks, Inc.
Notice of Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2022
This Proxy Statement for the 2022 Annual Meeting of Stockholders and our Annual Report to Stockholders for the Fiscal Year Ended July 1, 2022 are available at www.proxyvote.com
Your vote is important regardless of the number of shares you own. The Board of Directors urges you to sign, date and return the enclosed proxy card by mail (using the enclosed postage-paid envelope) as promptly as possible, or vote electronically or by telephone as described in the attached proxy statement. If you have any questions or need assistance in voting your shares, please contact Broadridge toll-free at 1-800-690-6903.

Aviat Networks, Inc.
Notice of Materials Availability

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING     1
What is the purpose of the Annual Meeting?     1
What is the record date, and who is entitled to vote at the Annual Meeting?     1
What are the voting rights of the holders of common stock at the Annual Meeting?     2
Who may attend the Annual Meeting?     2
How do I vote?     2
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?     2
How can I access the proxy materials and annual report on the internet?     3
Why is Aviat soliciting proxies?     3
How do I revoke my proxy?     3
What vote is required to approve each item?     3
What happens if a director does not receive a sufficient number of votes?     3
What constitutes a quorum, abstention and broker “non-vote”?     4
Who pays for the cost of solicitation?     4
What is the deadline for submitting proposals and director nominations for the 2023 Annual Meeting?     4
Who will count the votes?     5
CORPORATE GOVERNANCE     5
Board Members     5
Director Selection Process     6
Recently Appointed Directors     6
Director Nominees     7
Board and Committee Meetings and Attendance     7
Board Member Qualifications     7
Directors’ Biographies     7
Board Leadership     10
The Board’s Role in Risk Oversight     10
Principles of Corporate Governance, Bylaws and Other Governance Documents     10
Environmental, Social and Governance     11
Board Committees     12
Audit Committee     13
Compensation Committee     13
Governance and Nominating Committee     14
Stockholder Communications with the Board     14
Code of Conduct     15
TRANSACTIONS WITH RELATED PERSONS     15
DIRECTOR COMPENSATION AND BENEFITS     15
Fiscal Year 2022 Compensation of Non-Employee Directors     16
Indemnification     16
Aviat Networks, Inc.
Proxy Statement    i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT     17
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS     18
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES     19
Audit Committee Pre-Approval Policy     19
Change in Accountants     19
EXECUTIVE COMPENSATION     20
Compensation Discussion and Analysis     20
Overview and Summary     20
Compensation Governance Best Practices     21
Compensation Philosophy and Objectives     22
Executive Compensation Process     23
Independent Compensation Consultant for Compensation Committee     23
Compensation Committee Advisor Independence     23
Consideration of Say-on-Pay Results     23
Competitive Positioning     24
Total Compensation Elements     24
Base Salary     25
Annual Incentive Plan     25
Fiscal Year 2022 Annual Incentive Plan – Minimum, Target and Maximum Thresholds     25
Long Term Incentive Compensation     26
Perquisites     27
Generally Available Benefit Programs     27
Post-Termination Compensation     27
Recovery of Executive Compensation     28
Tax and Accounting Considerations     28
Hedging and Pledging Prohibition     28
Stock Ownership Guidelines     28
Risk Considerations in Our Compensation Program     28
Compensation Committee Report     29
Summary Compensation Table     29
Fiscal Year 2022 Grants of Plan-Based Awards     31
Fiscal Year 2022 Outstanding Equity Awards     32
Fiscal Year 2022 Option Exercised and Stock Vested Table     32
Potential Payments Upon Termination or Change of Control     33
Employment Agreement Terms     34
Post Termination Guidelines     36
Mr. Chang Employment Agreement     37
CEO Pay Ratio     37
Equity Compensation Plan Summary     37
Aviat Networks, Inc.
Proxy Statement    ii

PROPOSAL NO. 1     38
PROPOSAL NO. 2     39
PROPOSAL NO. 3     40
OTHER MATTERS     41
2022 Annual Report     41
Form 10-K     41
Other Business     41
Householding of Proxy Materials     41

Aviat Networks, Inc.
Proxy Statement    iii

AVIAT NETWORKS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON November 9, 2022
This proxy statement (this “Proxy Statement”) applies to the solicitation of proxies by the Board of Directors (the “Board”) of Aviat Networks, Inc. (which we refer to as “Aviat,” the “Company,” “we,” “our,” and “ours”) for use at the Annual Meeting of Stockholders for fiscal year 2022 and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held at 12:30 p.m., Central Time, on November 9, 2022. The Annual Meeting will be held online via webcast, at www.virtualshareholdermeeting.com/AVNW2022 (“Meeting Website”). Stockholders attending the meeting online via webcast will be able to submit questions and vote their shares electronically at the meeting. These proxy materials are being made available on or about September 26, 2022, to our stockholders entitled to notice of and to vote at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The Annual Meeting will begin promptly at 12:30 p.m., Central Time. Online access and check-in will begin at 12:15 p.m., Central Time. We encourage you to access the Meeting Website prior to the start time to allow ample time for login procedures and so you may address any technical difficulties before the Annual Meeting begins. If you encounter any difficulties accessing the webcast Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AVNW2022.
You may vote and ask questions during the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. Stockholders may submit questions electronically, in real-time during the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting by emailing our Investor Relations team at investorinfo@aviatnet.com. This list will also be available for such purposes during the Annual Meeting at the link to be provided upon your registration for the Annual Meeting.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. All holders of shares of common stock at the close of business on September 13, 2022, are entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, our stockholders will vote (i) to elect six directors, (ii) on the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for fiscal year 2023, (iii) on an advisory, non-binding resolution to approve the Company’s named executive officer compensation (“Say-on-Pay”), and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
What is the record date, and who is entitled to vote at the Annual Meeting?
The record date for the stockholders entitled to vote at the Annual Meeting is September 13, 2022 (the “Record Date”). The Record Date was established by the Board as required by the Delaware General Corporation Law and the Amended and Restated Bylaws of the Company (the “Bylaws”). Owners of shares of our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. You may vote all shares that you owned as of the Record Date.
Aviat Networks, Inc.
Proxy Statement    1

What are the voting rights of the holders of common stock at the Annual Meeting?
Each outstanding share of our common stock is entitled to one vote on each matter considered at the Annual Meeting. As of the Record Date, there were 11,202,669 shares of our common stock outstanding.
Who may attend the Annual Meeting?
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be able to participate in the Annual Meeting online via webcast by visiting www.virtualshareholdermeeting.com/AVNW2022 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, or on your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 12:30 p.m. Central time. Online check-in will be available beginning at 12:15 p.m. Central time. Please allow ample time for online check-in procedures. If you encounter any difficulties accessing the webcast Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AVNW2022.
If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the Annual Meeting but did not receive a 16-digit control number from your bank or brokerage firm, please follow the instructions from your bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a shareholder to obtain a legal proxy either online or by mail.
You may contact us by calling 512-265-3680 for more information or directions on how to attend the Annual Meeting online.
How do I vote?
Stockholders of record can vote by proxy as follows:
•    Via the Internet: Stockholders may submit voting instructions through the Internet by following the instructions included with the proxy card.
•    By Telephone: Stockholders may submit voting instructions by telephone by following the instructions included with the proxy card.
•    By Mail: Stockholders may sign, date and return their proxy card in the pre-addressed, postage-paid envelope provided.
•    At the Annual Meeting: You may attend the Annual Meeting online via webcast, vote, and submit a question during the Annual Meeting online by visiting www.virtualshareholdermeeting.com/AVNW2022 and using your 16-digit control number to enter the meeting even if you have previously returned a proxy card.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to SEC rules, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners of shares held in “street name.” All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, the Notice contains information on how stockholders of record may request delivery of proxy materials in printed form by mail or electronically by email on an ongoing basis. Please note that,
Aviat Networks, Inc.
Proxy Statement    2

while our proxy materials are available at the website referenced in the Notice and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.
How can I access the proxy materials and annual report on the internet?
This Proxy Statement, the form of proxy card, the Notice and our annual report on Form 10-K for the fiscal year ended July 1, 2022 are available at www.Proxyvote.com.
Why is Aviat soliciting proxies?
In lieu of personally attending and voting at the Annual Meeting, you may appoint a proxy to vote on your behalf. The Board has designated proxy holders to whom you may submit your voting instructions. The proxy holders for the Annual Meeting are John Mutch, Chairman of the Board, and Peter A. Smith, Director, President and Chief Executive Officer (“CEO”).
How do I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•    delivering a written notice of revocation to the Company’s Secretary, at 200 Parker Drive, Suite C100A, Austin, TX 78728;
•    signing, dating and returning a proxy card bearing a later date;
•    submitting another proxy by Internet or telephone (the latest dated proxy will control); or
•    attending the Annual Meeting and voting online by ballot.
If you hold your shares in “street name,” you should follow the directions provided by the bank, broker or other holder of record to revoke your proxy. Regardless of how you hold your shares, your online attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.
What vote is required to approve each item?
•    Proposal No. 1 (election of directors): the director nominees will be elected by a majority of the votes cast. Stockholders may not cumulate votes in the election of directors. The Board recommends a vote “FOR” all nominees.
•    Proposal No. 2 (ratification of appointment of independent registered public accounting firm): the affirmative vote by the holders of a majority of the voting power of the common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 2. The Board recommends a vote “FOR” Proposal No. 2.
•    Proposal No. 3 (advisory, non-binding vote on named executive officer compensation): the affirmative vote by the holders of a majority of the voting power of the common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 3. The Board recommends a vote “FOR” Proposal No. 3.
What happens if a director does not receive a sufficient number of votes?
Aviat’s Corporate Governance Guidelines provide that a director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election must promptly offer his or her resignation to
Aviat Networks, Inc.
Proxy Statement    3

the Board. The Board will determine whether to accept the nominee’s resignation. See “Policy on Majority Voting for Directors” for additional information.
What constitutes a quorum, abstention and broker “non-vote”?
The presence at the Annual Meeting virtually through the webcast, or by proxy of the holders of common stock entitled to cast a majority of the voting power of all of the common stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstention occurs when a stockholder does not vote for or against a proposal but specifically abstains from voting. A broker “non-vote” occurs when a bank, broker or other holder of record holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the bank, broker or other holder of record does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the bank, broker or other holder of record elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing banks, brokers and other holders of record who are voting with respect to shares held in street name, such entities have the discretion to vote such shares on routine matters but not on non-routine matters. Only Proposal No. 2 is a routine matter.
For Proposal No. 1, abstentions and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote. For Proposals No. 2 and No. 3, abstentions will have the same effect as voting against the proposal, and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote.
Who pays for the cost of solicitation?
We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, the Notice and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse banks, brokers and other holders of record for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail through solicitation by telephone, email, over the Internet or by other means by our directors, officers and other employees. No additional compensation will be paid to these individuals for any such services.
What is the deadline for submitting proposals and director nominations for the 2023 Annual Meeting?
For stockholder proposals that are not intended to be included in next year’s proxy statement and for director nominations that are intended to be included in next year’s proxy statement, a stockholder of record must submit a written notice thereof, which notice must be received by our Corporate Secretary at our principal executive offices not earlier than August 11, 2023, or later than September 10, 2023. The full requirements for the submission of proposals of business not intended to be included in the Company’s proxy and of nominations of directors are contained in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com.
Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be directed to the Corporate Secretary, Aviat Networks, Inc., at our principal executive offices, and must be received by May 29, 2023.
In accordance with the rules of the SEC, the proxies solicited by the Board for the 2023 Annual Meeting will confer discretionary authority on the proxy holders to vote on any director nomination or stockholder proposal properly presented at the 2023 Annual Meeting if the Company fails to receive notice of such matter in accordance with the periods specified above.
Aviat Networks, Inc.
Proxy Statement    4

Who will count the votes?
Broadridge will tabulate the votes cast by proxy. The Company has retained an independent inspector of elections in connection with Aviat’s solicitation of proxies for the Annual Meeting. Aviat intends to notify stockholders of the results of the Annual Meeting by filing a Form 8-K with the SEC.
CORPORATE GOVERNANCE
We believe in and are committed to sound corporate governance principles. Consistent with our commitment to and continuing evolution of corporate governance principles, we adopted a Code of Conduct, Corporate Governance Guidelines and written charters for the Governance and Nominating Committee, Audit Committee and Compensation Committee which are available in the Governance subsection of the Investors page of our website at https://aviatnetworks.com. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.
Board Members
The authorized size of the Board is currently up to seven. Our Bylaws require that the Board have a minimum of three directors. Directors are nominated by the Governance and Nominating Committee of the Board. The following are the members of the Board as of the date of this Proxy Statement.

Name	Title and Positions
John Mutch	Director, Chairman of the Board
Bryan Ingram	Director
Michele Klein	Director
Somesh Singh	Director
Peter A. Smith	Director, President and Chief Executive Officer
Dr. James C. Stoffel	Director
Bruce Taten	Director

The Board has determined that each of our current directors other than Mr. Smith has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise independent in accordance with listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). Our independent directors regularly meet in executive session without members of management present.
All of our directors are requested to attend our annual meetings of stockholders. Six of our seven directors, representing all of our current directors who were directors (or nominees to become directors) at the time of the 2021 Annual Meeting, attended our 2021 Annual Meeting either in-person or via telephone.

Aviat Networks, Inc.
Proxy Statement    5

Board Diversity Matrix (as of September 26, 2022)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender:
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native American	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-

Director Selection Process
The Governance and Nominating Committee is responsible for leading the search for qualified individuals for election as directors to ensure the Board has an optimal mix of skills, expertise and diversity of background. The Governance and Nominating Committee recommends candidates to the full Board for election. Any formal invitation to a director candidate is authorized by the full Board. The Governance and Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board, suggestions from Company management and, from time to time, a third-party search firm. The Governance and Nominating Committee also considers candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications.
Recently Appointed Directors
Bruce Taten was recommended to the Governance and Nominating Committee by a current Board member and through an independent, third-party executive search firm retained by the Company to identify and assist in identifying or evaluating potential nominees in fiscal year 2021. Mr. Taten brings expertise in a wide variety of matters, including mergers and acquisitions, compliance, financial, tax, and environmental, social and corporate governance.
Aviat Networks, Inc.
Proxy Statement    6

Director Nominees
We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated. There are no family relationships between or among any of our executive officers, directors, or director nominees.
There are no material legal proceedings in which any director, director nominee, officer, or affiliate of the Company or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company or any, associate of such director, officer, affiliate of the Company or security holder, is a party adverse to us or has a material interest adverse to us.
Board and Committee Meetings and Attendance
In fiscal year 2022, the Board held five regularly scheduled meetings and nine special meetings. Each of the Board members attended 100% of the Board meetings and 100% of the total number of meetings of the committee or committees on which the member served, in each case, with respect to Board and committee meetings that took place while such director was a member of the Board.
Board Member Qualifications
Our Board believes that its members should encompass a range of talents, skills and expertise, which enables the Board to provide sound guidance with respect to the Company’s operations and interest. Each director shall have the ability to apply good business judgement and must be able to exercise his or her duties of loyalty and care. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen careers, and have an ability to quickly grasp complex principles of business, finance, international transactions, and communication technologies. Our Board prefers a variety of professional experiences and backgrounds among its members. The Board has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that continuity of service and the past contributions of the members of the Board who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. In addition to considering a candidate’s experiences and background, candidates are reviewed in the context of the current composition of the Board and evolving needs of our businesses. In particular, the Board has sought to include members that have experience in establishing, growing and leading communications companies in senior management positions and serving on the board of directors of other companies. In determining that each of the members of the Board is qualified to be a director, the Board has relied on the attributes listed below and, where applicable, on the direct personal knowledge of each of the members’ prior service on the Board.
The Board, as part of its focus on Environmental, Social and Governance matters (“ESG”), has encouraged the Governance and Nominating Committee to search for two or more diverse director nominees from traditionally under-represented minority groups to be nominated as directors in the future.
Directors’ Biographies
The following is a brief description of the business experience and background of each nominee for director, including the capacities in which each has served during at least the past five years:
Mr. John Mutch, age 66, currently serves as Chairman of the Board and has served on the Board since January 2015. He served on the Board of Directors of Steel Excel Inc., a provider of drilling and production services to the oil and gas industry and a provider of event-based sports services and other health-related services, from 2007 to 2016. From December 2008 to January 2014, he served as Chairman of the board of directors and Chief Executive Officer of Beyondtrust Software, a privately-held security software company. Mr. Mutch has been the founder and managing partner of MV Advisors LLC, a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies, since December 2005. Prior to founding MV Advisors LLC, in March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the board of directors of
Aviat Networks, Inc.
Proxy Statement    7

Peregrine Systems, Inc., a provider of enterprise asset and service management solutions. He assisted that company in a bankruptcy work-out proceeding and was named President and Chief Executive Officer in July 2003. Previous to running Peregrine Systems, Inc., Mr. Mutch served as President, Chief Executive Officer and a director of HNC Software, an enterprise analytics software provider. Before HNC Software, Mr. Mutch spent seven years at Microsoft Corporation in a variety of executive sales and marketing positions. Mr. Mutch previously served on the boards of directors of Phoenix Technologies Ltd., a leader in core systems software products, services and embedded technologies, Edgar Online, Inc., a provider of financial data, analytics and disclosure management solutions, Aspyra, Inc., a provider of clinical and diagnostic information systems for the healthcare industry, Overland Storage, Inc., a provider of unified data management and data protection solutions, and Brio Software, Inc., a provider of business intelligence software. He has served as a director at Agilysys, Inc., a provider of information technology solutions, since March 2009. From April 2017 to May 2019, Mr. Mutch served as a director at Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery solutions for automotive, heavy transportation, renewable energy, backup power, wireless communications and industrial and consumer electronics applications. From July 2017 to March 2018, he served as a director at YuMe, Inc., a provider of digital video brand advertising solutions, at which time YuMe was acquired by RhythmOne plc, a technology-enabled digital media company, and Mr. Mutch continued serving as a director on the RhythmOne board until January 2019. Mr. Mutch holds a Bachelor of Science in Economics from Cornell University and a Master of Business Administration from the University of Chicago.
Mr. Mutch brings to the Board extensive experience as an executive in the technology sector. He also has experience as a director at several public companies in the technology sector. He is or has been a member of the audit committee of various public and private companies and brings valuable financial expertise to the Board. For these reasons, we believe Mr. Mutch is qualified to continue serving on the Board.
Mr. Bryan Ingram, age 58, currently serves on the Board and is a senior corporate executive and advisor whose technology career spans 35 years in executive management roles with industry leaders Broadcom, Avago, Agilent, HP, and Westinghouse. He has a proven record in the global semiconductor industry for delivering highly differentiated product performance, cost improvements, resilient supply chains, and driving growth through the wireless ecosystem. Mr. Ingram presently serves as a director for SGH (formerly Smart Global Holdings), where he was elected in October 2018 and serves on the nominating and governance committee as well as the compensation committee. Mr. Ingram has also been a director for Anokiwave since June 2020. Most recently, from November 2019 to March 2020, Mr. Ingram served as a consultant for Broadcom, and he previously served as senior vice president and general manager of Broadcom’s Wireless Semiconductor Division, from November 2015 to October 2019, where he oversaw the development, production, and marketing of RF components for handsets and other wireless devices. Prior to Broadcom, Mr. Ingram served as the Chief Operating Officer for Avago Technologies from April 2013 to October 2015. From October of 2015 until May 2016, Mr. Ingram served as the Senior Vice President and General Manager of the Wireless Semiconductor Division of Avago Technologies. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University. We believe Mr. Ingram’s experience and success in the semiconductor industry, as well as supply chain expertise, qualify him to serve as a member of the Board.
Ms. Michele Klein, age 73, was appointed to the Board in May 2021. She is an experienced public company director, venture capital investor and CEO. Ms. Klein chairs our Governance and Nominating committee and serves on the Compensation committee. In 2021 she was also elected a director of Rockley Photonics, a chipset developer and module supplier, where she chairs the Nominating and Governance committee and serves on Compensation. In 2019 Michele Klein was elected a director of Intevac, a manufacturer of vacuum deposition systems, where she serves on the Compensation and Nominating and Governance Committees. In 2017 she was elected a director of Photon Control, a provider of optical sensors and systems to the semiconductor industry, where she served on Audit and chaired the M&A Committee until the Company’s acquisition in July 2021. She is also a director of Gridtential Energy, a private energy storage company. From 2005 until 2010 Ms. Klein served as Sr. Director of Applied Ventures LLC, the venture capital arm of Applied Materials, where she recommended and managed investments in energy storage and solar energy, and represented Applied Materials on the boards of energy technology companies. Ms. Klein co-founded Boxer Cross, a semiconductor equipment manufacturer, and served as Chief Executive Officer and Director from 1997 until its acquisition by Applied Materials in 2003. She previously co-founded and
Aviat Networks, Inc.
Proxy Statement    8

led High Yield Technology, a semiconductor metrology company, from 1986 until its acquisition by public Pacific Scientific in 1996. Ms. Klein earned a BS degree from the University of Illinois and an MBA from the Stanford Graduate School of Business. We believe Ms. Klein’s investment and capital markets experience, and leadership roles in both public and private manufacturing companies in semiconductor, communications infrastructure, wireless and tech-enabled services, qualifies her to continue to serve as a director of the Company.
Mr. Peter A. Smith, age 56, has been our President and CEO since January 2020 and a member of the Board since February 2020. Mr. Smith has more than 25 years of leadership experience in business management and a proven track record of creating value for companies. He most recently served as Senior Vice President, US Windows and Canada for Jeld-Wen from March 2017 to December 2019, where he had full profit and loss responsibility for Jeld-Wen’s $1B+ windows business, implementing lean manufacturing principles and strategic development programs to deliver growth and improved profitability. Prior to Jeld-Wen, from October 2013 to March 2017, he served as President of Polypore International’s Transportation and Industrial segment and oversaw transformative initiatives that helped prepare the former public company for sale to the Asahi Kasei Group. Previously, he served as Chief Executive Officer and a director of Voltaix Inc., until its sale to Air Liquide.
Earlier in his career, Mr. Smith held various executive leadership positions at Fortune 100 and Fortune 500 companies, including Cooper Industries, Dover Knowles Electronics and Honeywell Specialty Materials. In these roles, his responsibilities ran the gamut of operations, sales and marketing, business development, and mergers and acquisitions. Mr. Smith also served on the boards of Adaptive 3D from 2020 to 2021 and Soleras Advanced Coatings from 2015 to 2018. He has both a Bachelor of Science degree in Material (Ceramics) Engineering and PhD in Material Science and Engineering from Rutgers University, and holds a Master of Business Administration degree from Arizona State University. We believe Mr. Smith’s executive leadership experience and position as the Company’s CEO qualify him to continue serving on the Board.
Dr. James C. Stoffel, age 76, has served as a member of the Board since January 2007 and was the lead independent director for Aviat from July 2010 to February 2015. In addition, Dr. Stoffel currently serves on the board of directors of PAR Technology Corporation, a NYSE listed company which provides software as a service (SaaS) and related solutions to the hospitality industry. He has been on the PAR board of directors since November 2017 and is currently the Lead Independent Director of PAR and chairman of the Compensation Committee. From June 1, 2020 to February 2022, Dr. Stoffel served as a director on the board of EZAccess MD. Dr. Stoffel retired from the board of directors of Harris Corporation in October 2018, having served since August 2003. He also retired in December 2018 from Trillium International, LLC, a private equity company, where he served as co-founding General Partner since 2006. He continues to be an advisor to multiple private equity firms. Prior to his private equity work, Dr. Stoffel was Senior Vice President, Chief Technical Officer and Director of Research and Development of Eastman Kodak Company (“Kodak”). He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President and Director, Electronic Imaging Products Research and Development, and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation, where he began his career in 1972. His most recent position with Xerox Corporation was Vice President, Corporate Research and Technology. Dr. Stoffel holds a Bachelor of Science in Electrical Engineering from the University of Notre Dame and received his Master of Science and PhD from Syracuse University.
Mr. Bruce Taten, age 66, was appointed to the Board on March 9, 2022. Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in October 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. From 2015 to date, Mr. Taten is a practicing attorney through his firm, the Law Office of Bruce M. Taten, and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and Masters degree from Georgetown University and a J.D. from Vanderbilt University. Mr. Taten has served on board of directors of Jeld-Wen Holdings, Inc. (NYSE: JELD), since 2014 and currently serves as chair of the compensation committee and on the governance and nominating committee. The Board believes Mr. Taten’s qualifications to sit on our Board include his environmental, social and governance knowledge, and his experience in
Aviat Networks, Inc.
Proxy Statement    9

mergers and acquisitions, compliance, financial, tax and corporate governance expertise working on other companies’ boards of directors and as a general counsel and chief compliance officer.
Board Leadership
The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes that it is in the best interests of the Company for the Board to make that determination based on the position and direction of the Company and the membership of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs.
When the CEO also serves as Chairman of the Board, our Corporate Governance Guidelines provide for the appointment of a lead independent director.
The Board has determined that having Mr. Mutch serve as Chairman is in the best interest of the Company at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures and is useful in establishing a system of corporate checks and balances. Separating the Chairman position from the CEO position allows the CEO to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman leads the Board in its role of, among other things, providing advice to, and overseeing the performance of, the CEO. In addition, managing the Board can be a time-intensive responsibility, and this structure permits our CEO to focus on the management of the Company’s day-to-day operations.
The Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the management of the Company. The Board’s oversight of major risks occurs at both the full Board level and at the Board committee level. The Board oversees and reviews certain aspects of the Company’s risk management efforts, focusing on the adequacy of the Company’s risk management and risk mitigation processes. Management is responsible for establishing the Company’s business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. At the Board’s request, management proposed a process for identifying, evaluating and monitoring material risks and such process has been approved by the Board and is currently in effect. This risk management program is overseen by senior management who, in connection with their regular review of the overall business, identify and prioritize a broad range of material risks (e.g., financial, strategic, compliance and operational). Senior management also discusses mitigation plans to address such material risks. Prioritized risks and management’s plans for mitigating such risks are regularly presented to the full Board for discussion and in order to ensure monitoring. In addition to the risk management program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
In addition, each of our Board committees also oversees the management of risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements. The Governance and Nominating Committee assists the Board in shaping the corporate governance of the Company. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans, incentive structure and succession planning.
A discussion of risk factors in the Company’s compensation design can be found below under the heading “Risk Considerations in Our Compensation Program.”
Principles of Corporate Governance, Bylaws and Other Governance Documents
The Board has adopted Corporate Governance Guidelines and other corporate governance documents that supplement certain provisions of our Bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board. Some of the key governance features of our Corporate Governance Guidelines, Bylaws and other governance documents are summarized below.
Majority Voting in Director Elections. In an uncontested election of directors, to be elected to the Board, each nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.
Aviat Networks, Inc.
Proxy Statement    10

Aviat’s Corporate Governance Guidelines provide that any director nominee in an uncontested election who does not receive a greater number of votes “FOR” his or her election than votes “AGAINST” such election must, promptly following certification of the stockholder vote, offer his or resignation to the Board for consideration in accordance with the following procedures.
The Board will evaluate the best interests of the Company and its stockholders and decide the action to be taken with respect to such offered resignation. In reaching their decision, the Board will consider all factors they deem relevant. Following the Board’s determination, the Company will, within four business days, disclose publicly in a document furnished or filed with the SEC the Board’s decision as to whether or not to accept the resignation offer. The disclosure will also include a description of the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation.
All nominees for election as a director in an uncontested election are deemed to have agreed to abide by this policy and will offer to resign and will resign if requested to do so in accordance with this policy (and will if requested submit an irrevocable resignation letter, subject to this majority voting policy, as a condition to being nominated for election).
Prohibition Against Pledging Aviat Securities and Hedging Transactions. In accordance with Aviat’s Insider Trading Policy, directors and executive officers are prohibited from short sales of Aviat securities, entering into puts, calls or other derivative securities, pledging Aviat securities and engaging in hedging transactions with respect to Aviat securities. Aviat specifically prohibits directors and executive officers from holding Aviat securities in any margin account for investment purposes or otherwise using Aviat securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Insiders are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in transactions designed to hedge or offset any decrease in the value of Aviat securities.
Environmental, Social and Governance
In fiscal year 2022, the Board adopted an ESG framework that the Company will continue to implement and report out on in more details in the upcoming years. The ESG framework identifies the Company’s corporate values and links them to ESG factors and Key Performance Indicators (“KPIs”), such as board diversity, safety and employee equity ownership. On the environmental side of the framework, the Company began analyzing its energy resource consumption and separately, monitoring and ensuring its compliance with the Company’s Global Environmental Policy which can be found at https://aviatnetworks.com/about-us/responsible-sourcing. Also in fiscal year 2022, the Company obtained International Organization for Standardization (“ISO”) 14001 certification, which relates to the Company’s environmental management system, for its corporate office in Austin, Texas. The Company is also a member of the Responsible Business Alliance and EcoVadis which helps Aviat seek to maintain the best practices in its global supply chain as well as provides a rating of our compliance. In fiscal year 2022, there have been zero work-related fatalities and only one work-related injury.
In furtherance of its engagement with employees, the Company is committed to a safe and welcoming workplace. The Company expanded its tracking of work-related injuries and fatalities throughout its global workforce and will report that information to the Board of Directors annually.
The Company also worked to incorporate greater employee engagement in fiscal year 2022 through a variety of processes and the implementation of a Diversity and Inclusion Policy globally. In certain locations, the Company granted each employee Aviat stock as part of an “Employee Ownership” program. In other locations, where local laws or regulations made granting equity untenable, the Company provided those employees with an additional cash bonus equal in value to the granted Restricted Stock Units. Restricted Stock Units were granted with a ratable vesting period of one third per year over three years. This program resulted in approximately 97% of all employees holding equity in the Company in fiscal year 2022.
Many of the Company’s products may assist Aviat customers with their own sustainability goals and initiatives. For example, the Company offers products that can reduce diesel consumption and thus the carbon dioxide emissions of Aviat customers over time. We estimate Aviat solutions when compared with our competitors can reduce diesel fuel consumption by five million liters annually which results in 13,000 metric tons of avoided carbon dioxide emissions annually1. Aviat also assists its customers in closing the digital divide around the globe. The Company provides communication equipment which may easily be deployed in rural or hard to reach locations.
1 Estimate based on Aviat’s internal calculations of power savings compared with competitive wireless transport solutions.
Aviat Networks, Inc.
Proxy Statement    11

Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee as its regular committees. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on our website at https://investors.aviatnetworks.com/corporate-governance/documents-charters.
The following table shows, at the conclusion of fiscal year 2022, the Chairman and members of each committee, the number of committee meetings held, and the principal functions performed by each committee as described in such committee’s charter:

Committee	Number of Meetings in Fiscal Year 2022	Members	Principal Functions
Audit	4	John Mutch (Chairperson) Bryan Ingram Dr. James C. Stoffel
• Selects our independent registered public accounting firm
• Reviews reports of our independent registered public accounting firm
• Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
• Monitors the effectiveness of the audit process
• Reviews independent registered public accounting firm’s and management’s assessment of the adequacy of financial reporting and operating controls
• Monitors corporate compliance program
• Monitors corporate data and information security
• Reviews the process by which management identifies and mitigates key areas of risk
• Reviews the Company’s audited and unaudited financial results in the Company’s annual and quarterly reports on Form 10-K, Form 10-Q and earnings releases
• Reviews the scope and responsibilities of the internal audit program and on the appointment of the individual or firm serving in such capacity
• Reviews and approves all related party transactions

Compensation	4	Dr. James C. Stoffel (Chairperson) Bryan Ingram Michele Klein Somesh Singh
• Reviews our executive compensation policies and strategies
• Oversees and evaluates our overall compensation structure and programs
• Ensures that an executive performance evaluation is in place
• Reviews and overseas management’s continuity planning processes
• Annually reviews incentive compensation arrangements and their contribution to the desired risk management policy and practices

Aviat Networks, Inc.
Proxy Statement    12

Committee	Number of Meetings in Fiscal Year 2022	Members	Principal Functions
Governance and Nominating	4	Michele Klein (Chairperson) John Mutch Dr. James C. Stoffel
• Develops and implements policies and practices relating to corporate governance and ESG initiatives
• Reviews and monitors implementation of our governance policies and procedures
• Establish, implement, and monitor the processes for (a) effective communication with stockholders and (b) consideration of stockholder proposals
• Assists in developing criteria for open positions on the Board
• Reviews and recommends nominees for election of directors to the Board
• Reviews and recommends policies, if needed, for selection of candidates for directors
• Develops, recommends, and oversees an annual self-evaluation process of the Board and its committees

Audit Committee
The Audit Committee is primarily responsible for selecting and approving the services performed by our independent registered public accounting firm, as well as reviewing our accounting practices, internal audit program, related party transactions, corporate financial reporting, data and information security, and system of internal controls over financial reporting. No material amendments to the Audit Committee Charter were made during fiscal year 2022. During fiscal year 2022, the Audit Committee was comprised of independent, non-employee members of our Board who were “financially sophisticated” under the NASDAQ Listing Rules.
The Board has determined that Mr. Mutch qualifies as “audit committee financial experts,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Exchange Act. Such status does not impose on any director duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on a director as members of our Audit Committee and the Board.
Following the Annual Meeting, it is expected that Messrs. Mutch, Ingram, and Stoffel will serve on the Audit Committee for fiscal year 2023 with Mr. Mutch remaining as chair. Each of Messrs. Mutch, Ingram and Stoffel are independent under NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act.
Compensation Committee
The Compensation Committee has the authority and responsibility to approve our overall executive compensation strategy, to ensure that performance evaluation processes are in place for the Company’s executives, to administer our annual and long-term compensation plans, to annually review the incentive compensation arrangements and their contribution to desired risk management policy and practices, and to review and make recommendations to the Board regarding executive compensation. The Compensation Committee is comprised of independent, non-employee members of the Board in accordance with NASDAQ Listing Rules. During fiscal year 2022, the Compensation Committee utilized Compensia, Inc. (“Compensia”) as independent, third-party consulting firms.
Following the Annual Meeting, it is expected that Messrs. Ingram, Klein, Stoffel and Taten, and will serve on the Compensation Committee for fiscal year 2023 with Mr. Stoffel remaining as chair. All the expected members of the Compensation Committee for fiscal year 2023 are independent under the NASDAQ Listing Rules.
Compensation Committee Interlocks and Insider Participation
Aviat Networks, Inc.
Proxy Statement    13

No member or nominee of the Compensation Committee was an officer or employee or former officer of the Company. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, if any, please see “Transactions with Related Persons.”
Governance and Nominating Committee
Each member of the Governance and Nominating Committee met the independence requirements of the NASDAQ Listing Rules.
The Governance and Nominating Committee develops and implements policies and practices related to corporate governance consistent with sound corporate governance principles. The Governance and Nominating Committee also has oversight to the Company’s ESG initiatives. The Governance and Nominating Committee establishes, implements, and monitors the processes for (a) effective communication with stockholders and (b) consideration of stockholder proposals. The Governance and Nominating Committee also reviews the process by which management identifies and mitigates key areas of risk and reviews and oversees management’s continuity planning processes.
The Governance and Nominating Committee also recommends candidates to the Board and periodically reviews whether a more formal selection policy should be adopted. The Governance and Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by security holders, and there is no difference in the manner in which the committee members evaluate nominees for director based on whether the nominee is recommended by a stockholder. We utilized an executive search firm to identify and assist in identifying or evaluating potential nominees.
In reviewing potential candidates for the Board, the Governance and Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen career, and possess an ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates who have held an established executive level position in business, finance, law, education, research, government or civic activity will be preferred.
Although the Governance and Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. When identifying and recommending director nominees, the Governance and Nominating Committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, traditionally under-represented minority groups, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board diversity. As part of this process, the Governance and Nominating Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.
In making its recommendations, the Governance and Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The Governance and Nominating Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
Following the Annual Meeting, it is expected that Messrs. Klein, Mutch, and Taten will serve on the Governance and Nominating Committee for fiscal year 2023 with Ms. Klein remaining as chair. All the expected members of the Governance and Nominating Committee for fiscal year 2023 are independent under the NASDAQ Listing Rules.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by submitting a comment via the Company’s website at https://investors.aviatnetworks.com/investor-resources/contact-us or by sending a letter addressed to: Aviat Networks, Inc., c/o Corporate Secretary, 200 Parker Drive, Suite C100A, Austin, TX 78728. The Corporate Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the Corporate
Aviat Networks, Inc.
Proxy Statement    14

Secretary will request prompt attention by the appropriate committee or independent director of the Board, independent advisors or management. The Corporate Secretary may decide in her judgment whether a response to any stockholder communication is appropriate.
Code of Conduct
We implemented our Code of Conduct effective January 26, 2007 and as amended May 13, 2022. All of our employees, including the CEO and CFO, are required to abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Company has adopted a written policy, and management has implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal system of controls over financial reporting, or the accuracy or completeness of financial or other information related to our financial statements.
TRANSACTIONS WITH RELATED PERSONS
During fiscal year 2022 and 2021, we believe there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount exceeded $120,000, and in which any of our directors, director nominees, or executive officers, any holders of more than 5% of our common stock or any members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Director Compensation and Benefits” and “Executive Compensation.”
The Company does not have a formal written policy with respect to the review, approval, or ratification of transactions with related persons other than the Audit Committee’s responsibility to review such transactions as described in its charter. The Company has established procedures to identify these transactions, if any, and bring them to the attention of the Audit Committee of the Board for consideration. These procedures include a quarterly assessment in connection with our quarterly financial risk assessments. The Audit Committee of the Board considers the following regulatory guidance: (i) Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (Transactions with Related Persons); (ii) Accounting Standards Codification Topic 850 (Related Party Disclosures); (iii) Public Company Accounting Oversight Board Auditing Standard No. 18 (Related Parties); and (iv) the NASDAQ’s governance standards related to independence determinations.
Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.
DIRECTOR COMPENSATION AND BENEFITS
The Board has delegated responsibility to the Compensation Committee to determine the form and amount of director compensation, which reviewed and assessed from time to time by the Compensation Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.
Directors who are not employees of ours received the following fees, as applicable, for their services on our Board during fiscal year 2022:
•    $60,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of shares of common stock;
•    $40,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Board;
•    $20,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Audit Committee;
•    $10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Governance and Nominating Committee;
•    $15,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Compensation Committee; and
•    Annual grant of restricted stock units (“RSUs”) under our Amended and Restated 2018 Incentive Plan (the “2018 Plan”) valued at $100,000, with 100% vesting at the earlier of (1) the day before the date of the
Aviat Networks, Inc.
Proxy Statement    15

Annual Meeting, or (2) the first anniversary of the 2022 annual stockholders’ meeting, subject to continuing service as a director through such earlier date.
We reimburse each non-employee director for reasonable travel expenses incurred and in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies and continuing director education costs, including travel for one course per year. Employee directors are not compensated for service as a director.
As adopted by the Company’s Board of Directors in November 2019, members of the Board shall achieve ownership of three times (3x) such director’s annual cash retainer (exclusive of chairperson or committee fees). A director is required to achieve compliance with the foregoing ownership requirement by the later of (a) five years from the date of adoption of the guidelines, or (b) five years from the start of such director’s directorship with the Company. All vested RSUs or Company shares purchased by a director in the open market shall be counted toward a director’s ownership requirement.
Fiscal Year 2022 Compensation of Non-Employee Directors
Our non-employee directors received the following aggregate amounts of compensation in respect of fiscal year 2022:

Name	Fees Earned in Cash	Stock Awards(2)	Total
	($)	($)	($)
Bryan Ingram	45,000	$102,718	147,718
Michele Klein	67,500	$102,718	167,500
John Mutch	120,000	$102,718	220,000
Somesh Singh	45,000	$102,718	145,000
Dr. James C. Stoffel	75,000	$102,718	175,000
Bruce Taten (1)	15,000	$38,715	52,500

(1) Mr. Taten was appointed by the Board as a non-employee director, effective March 9, 2022. He received a pro-rated annual cash retainer and equity award for his service on the Board during the third quarter of fiscal year 2022.
(2) The amounts shown in this column reflect the aggregate grant date fair value of RSUs granted to our non-employee directors computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. The assumptions made in determining the fair values of our stock awards and option awards are set forth in Notes 1 and 9 to our fiscal year 2022 Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended July 1, 2022, as filed with the SEC on September 14, 2022.

Our non-employee directors are also reimbursed for all reasonable travel and expenses occurred as a result of their work as a director.

As of July 1, 2022, our non-employee directors held the following numbers of unvested RSUs, all of which were granted under the 2018 Plan:

Name	Unvested Stock Awards
Bryan Ingram	3,219
Michele Klein	3,219
John Mutch	3,219
Somesh Singh	3,219
Dr. James C. Stoffel	3,219
Bruce Taten	1,335

Indemnification
Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil,
Aviat Networks, Inc.
Proxy Statement    16

criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:
•    The benefits provided by our Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;
•    The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as such law may be amended;
•    The benefits available under liability insurance obtained by us; and
•    Such benefits as may otherwise be available to the director or officer under our existing practices.
Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.
In addition, the Company has entered into indemnification agreement with each director and officer.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as noted below, the following table sets forth information with respect to the beneficial ownership of our common stock as of September 13, 2022, by each person or entity known by us to beneficially own more than five percent of our common stock, by our directors, by our nominees for director, by our named executive officers and by all our directors, nominees for director and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 200 Parker Drive. Suite C100A. Austin, TX 78728. As of September 13, 2022, there were 11,202,669 shares of our common stock outstanding.

	Shares Beneficially Owned as of September 13, 2022(1)
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Voting Power of Common Stock
Royce and Associates, LP 745 Fifth Avenue, New York, NY 10015	636,087(2)	5.7%
Topline Capital Management, LLC 544 Euclid Street, Santa Monica, CA 90402	590,107(3)	5.3%

(1) Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.
(2) Based solely on a review of Form 13F-HR filed with the SEC on August 4, 2022 by Royce and Associates LP.
(3) Based solely on a review of Schedule 13G filed with the SEC on February 2, 2022 by Topline Capital Management, LLC.

Named Executive Officers and Directors	Common Shares Currently Held	Common Shares that May be Acquired within 60 Days of the Record Date(1)	Total Beneficial Ownership	Percentage Beneficially Owned
Erin Boase	10,088	4,872	14,960	*
Eric Chang	16,956	—	16,956	*
Gary Croke	7,811	27,818	35,629	*
David Gray	7,568	2,190	9,758	*
Bryan Ingram	—	3,219	3,219	*
Michele Klein	1329	3,219	4,548	*
John Mutch	70456	3,219	73,675	*
Somesh Singh	2,000	3,219	5,219	*
Peter A. Smith	65,884	37,400	103,284	*
Dr. James C. Stoffel	79,777	3,219	82,996	*
Aviat Networks, Inc.
Proxy Statement    17

Named Executive Officers and Directors	Common Shares Currently Held	Common Shares that May be Acquired within 60 Days of the Record Date(1)	Total Beneficial Ownership	Percentage Beneficially Owned
Bruce Taten	—	1,335	1,335	*
Bryan Tucker	3,263	47,257	50,520	*
All directors, nominees for director, and executive officers as a group (12 persons)	265,132	136,967	402,099	3.6%

* Less than 1%
(1) Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of September 13, 2022 by the exercise of stock options.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
For fiscal year 2022, the Audit Committee consisted of three members of the Board, each of whom was independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board has adopted, and periodically reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations, and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.
The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management and the effectiveness of our internal control over financial reporting, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”) and discusses with the Audit Committee any issues they believe should be raised with us.
The Audit Committee reviews reports from our independent registered public accounting firm with respect to their annual audit and the effectiveness of our internal control over financial reporting and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.
In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended July 1, 2022 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm for such financial statements, BDO USA, LLP (“BDO”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from BDO required by applicable requirements of the PCAOB regarding the communications of BDO with the Audit Committee concerning independence, and has discussed with BDO its independence, including whether the provision by BDO of non-audit services, as applicable, is compatible with its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended July 1, 2022 be included in Company’s Annual Report on Form 10-K.
    Audit Committee Board of Directors
    John Mutch, Chairman
Bryan Ingram
Dr. James C. Stoffel
Aviat Networks, Inc.
Proxy Statement    18

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
BDO was our independent registered public accounting firm for the fiscal years ended July 1, 2022, July 2, 2021 and July 3, 2020. Representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement should they so desire and will be available to respond to appropriate questions.
The following table sets forth the fees billed for services rendered by our auditors, BDO, for each of our last two fiscal years:

	Fiscal Year 2022 (1)	Fiscal Year 2021 (1)
Audit Fees (2)	$1,333,000.00	$1,387,000.00
Audit Related Fees	—	—
Tax Fees (3)	319,000.00	248,000.00
All Other Fees	—	—
Total Fees for Services Provided	$1,652,000.00	$1,635,000.00

(1) Includes fees to be billed to us by BDO and BDO’s international affiliates for fiscal 2021 and 2020 financial statement audits, internal control over financial reporting, quarterly reviews and statutory audits.
(2) Audit fees include fees associated with the annual audit of our consolidated financial statements, internal control over financial reporting, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for our subsidiaries.
(3) Tax fees were for services related to tax compliance, tax advice, tax planning services and transfer pricing.
BDO did not perform any professional services related to financial information systems design and implementation for us in fiscal year 2022, fiscal year 2021 or fiscal year 2020.
The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining BDO’s independence.
Audit Committee Pre-Approval Policy
Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a “de minimis” exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit-related and non-audit services in fiscal years 2022, 2021 and 2020, if any, were pre-approved by the Audit Committee at regularly scheduled meetings of the Audit Committee, or through the process described in this paragraph, and none of such services was performed pursuant to the De Minimis Exception.
Change in Accountants
On September 22, 2022, the Audit Committee approved dismissal of BDO as the Company’s independent registered public accounting firm, effective on and as of September 22, 2022, and appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.
This change was not a result of any disagreement between the Company and BDO and was a result of the geographic change in the Company’s corporate headquarters in 2019 and the Company’s desire to have an independent registered public accounting firm in Austin, Texas.
BDO’s report on Company’s financial statements for each of the fiscal years ended July 1, 2022, and July 2, 2021, did not contain an adverse opinion, disclaimer of opinion, nor was it qualified, modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended July 1, 2022, and July 2, 2021, and in the subsequent interim period through September 22, 2022, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement
Aviat Networks, Inc.
Proxy Statement    19

disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their reports.
During the fiscal years ended July 1, 2022, and July 2, 2021, and in the subsequent interim period through September 22, 2022, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended July 1, 2022, and July 2, 2021, and in the subsequent interim period through September 22, 2022, neither the Company, nor anyone acting on its behalf, consulted with Deloitte with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided BDO with a copy of this disclosure and requested that BDO furnish the Company with a letter addressed to the US Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of BDO’s letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K.
At the Annual Meeting, the shareholders are being asked to ratify the appointment of Deloitte on September 22, 2022 as the Company’s independent registered public accounting firm for fiscal year 2023. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement should they so desire, and will be available to respond to questions.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview and Summary
This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, policies, practices, and decisions. It is also intended to provide context for the compensation awarded to, earned by, or paid to each of our named executive officers (our “named executive officers”) during fiscal 2022 (defined as July 3, 2021 – July 1, 2022) as detailed in the Summary Compensation Table below and in the other tables and narrative discussion that follow.

Named Executive Officer	Position
Peter A. Smith	President and Chief Executive Officer
David Gray	Senior Vice President and Chief Financial Officer
Bryan Tucker	Senior Vice President, Americas Sales and Services
Erin Bose	General Counsel, Vice President Legal Affairs
Gary Croke	Vice President, Marketing and Product Line Management
Eric Chang	Former Senior Vice President and Chief Financial Officer

Over the past year our Company has gone through one leadership change. Mr. Chang, our Senior Vice President and Chief Financial Officer at the beginning of the 2022 fiscal year, stepped down on October 18,
Aviat Networks, Inc.
Proxy Statement    20

2021. On October 18, 2021, the Company appointed David Gray as Senior Vice President and Chief Financial Officer (“CFO”).
The executive team successfully led the Company to achieve 10.2% revenue growth and record profitability with adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin at 12.6%. The executive team’s accomplishments during fiscal year 2022 led to the second consecutive year of meaningful topline growth in and operating margin expansion despite significant pandemic led supply chain and inflationary challenges. The executive team also continued to develop and implement an operating model that serves as the basis for continuous improvement and organic and acquisition led growth enablement.
To understand our approach to executive compensation, you should read the entire Compensation Discussion and Analysis that follows. The following brief summary introduces the major topics covered:
•    The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive compensation and other benefits, our named executive officers’ compensation opportunity is weighted toward variable pay.
•    The objectives of our executive compensation program are to reward superior performance, motivate our executives to achieve our goals and attract and retain a strong management team. We believe that our emphasis on long term stockholder value creation results in an executive compensation program structure that is beneficial to our Company and our stockholders.
•    The Compensation Committee is made up of independent, non-employee members of the Board and oversees the executive compensation program for our named executive officers. The Compensation Committee works closely with its independent compensation consultant and management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at http://investors.aviatnetworks.com/committee-details/compensation-committee. In reviewing the elements of our executive compensation program - base salary, annual cash incentives, long-term incentives and post-termination compensation - our Compensation Committee reviews market data from similar companies.
•    Our competitive positioning philosophy is to set compensation fairly, as compared to the compensation of our peer group companies, with allowances for internal factors such as tenure, individual performance and the nature of the relative scope and complexity of the role.
•    Our annual incentive program is based on specific Company financial performance goals for the fiscal year and includes provisions to “clawback” any excess amounts paid in the event of a later correction or restatement of our financial statements.
•    We conducted our annual pay review of executive compensation in August of 2021. Our CEO had a performance-based pay adjustment in July 2021, therefore his base pay was not increased in connection with the August modifications that were made to other named executive officers’ base salaries in connection with that annual review.
•    We believe the compensation program for the named executive officers supported our strategic priorities and aligned compensation earned with the Company’s financial performance in fiscal year 2022.
Compensation Governance Best Practices
The Compensation Committee believes that a demonstrated commitment to best practices in compensation governance is itself an essential component of our approach to executive compensation. The following practices are some examples of this commitment:
•    Pay for performance: A substantial portion of our executives’ compensation opportunity is tied to achieving specified corporate objectives. In fiscal year 2022, 100% of the annual cash bonuses granted pursuant to the Annual Incentive Plan (the “AIP”) was performance-based and at-risk, subject to the Company’s achievement of certain financial objectives. Under the 2018 Plan, one-third of the equity awards value granted to the named executive officers during the fiscal year
Aviat Networks, Inc.
Proxy Statement    21

2022 were performance-based restricted stock units (which, if based on the Company’s stock price are referred to herein as market share units (“MSUs”) and if based on other performance criteria as described herein are referred to as performance share units (“PSUs”)), the vesting of which is subject to achievement of a targeted financial measure. In past years we made the distinction between MSUs and PSUs, however, we decided that going forward it is appropriate to simplify discussion for all awards that vest based on any type of performance measure as PSUs. With respect to the remaining discussions, references to PSUs include references to MSUs, where applicable. All equity grants are subject to the 2018 Plan.
•    Mix of short-term and long-term compensation: Short-term compensation for our named executive officers is comprised of base salaries and bonuses payable pursuant to the AIP, which pays out only to the extent that the Company achieves its financial targets. Long-term compensation, granted under the 2018 Plan was comprised of PSUs, stock options and time-based RSUs for fiscal year 2022. PSUs are earned, if the performance or market-based criteria, as applicable, are met, at the end of a three-year plan cycle, while stock options and RSUs vest annually 1/3 at the end of each successive anniversary of the date of grant.
•    Independent compensation consultant: The Compensation Committee directly retains the services of Compensia, an independent compensation consultant, to advise it in determining reasonable and market-based compensation policies and practices.
•    Prohibition on hedging and pledging: Our named executive officers, together with all other employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities.
•    No perquisites: Our named executive officers are not provided any perquisites other than our occasional provision of relocation expense reimbursement.
•    No single trigger change of control acceleration: Change of control arrangements in the employment agreements with applicable named executive officers include “double trigger” vesting provisions providing for acceleration of vesting of outstanding unvested equity awards only in the event that both a change of control occurs, and the named executive officer’s employment terminates thereafter for reasons specified in the employment agreements. The executive officers without employment agreements are generally subject to the Company’s post-termination compensation policies that the Compensation Committee has historically applied to executive officers that are not otherwise subject to individual arrangements (the “Post Termination Guidelines”). While the Post Termination Guidelines are not a formally adopted policy, historically the Compensation Committee has considered it to be appropriate to apply only “double trigger” vesting provisions to executive officers, which means that acceleration of vesting of outstanding unvested equity awards occur only in the event that both a change of control occurs, and the executive officer incurs an involuntary termination. The Post Termination Guidelines are described in more detail below.
•    No tax gross-ups: We do not provide gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company, other than the limited circumstances of required relocation.
•    Clawback: We have a clawback policy that entitles us to recover all or a portion of any performance-based compensation, including cash and equity components, if our financial statements are restated as a result of errors, omissions or fraud.
•    Compensation risk management: The Compensation Committee reviews and analyzes the risk profile of our compensation programs and practices on an annual basis.
Compensation Philosophy and Objectives
The primary objectives of our total executive compensation program are to use compensation as a tool to recruit and retain outstanding executives and incentivize them to create longer-term value for our stockholders. The following principles guide our overall compensation program:
•    reward superior performance;
Aviat Networks, Inc.
Proxy Statement    22

•    motivate our executives to achieve strategic, operational, and financial goals;
•    enable us to attract and retain a world-class management team; and
•    align outcomes and rewards with stockholder expectations.
Each year, the Compensation Committee reviews the executive compensation program to ensure its design and policies remain appropriately aligned with our evolving business needs and to consider best compensation practices. Our executive compensation program is also reviewed to ensure that it achieves a balance between providing meaningful retention and performance incentives to our executives while managing both the Company’s share burn rate and the dilutive effects of equity awards to the Company’s stockholders.
Executive Compensation Process
The Compensation Committee is responsible for establishing and implementing executive compensation policies in a manner consistent with our compensation objectives and principles. The Compensation Committee reviews and approves the features and design of our executive compensation program, and approves the compensation levels, individual AIP objectives and total compensation targets for our named executive officers other than our CEO. The independent members of the full Board approve the compensation level, individual AIP objectives, and financial targets for our CEO, based on recommendations from the Compensation Committee. The Compensation Committee also monitors executive succession planning and monitors our performance as it relates to overall compensation policies for employees, including benefit and savings plans.
In discharging its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department, as well as internal and external legal or accounting advisors, as the Compensation Committee determines to be appropriate. The Compensation Committee considers recommendations from our CEO and senior management when making decisions regarding our executive compensation program and compensation of our named executive officers. Following each fiscal year end, our CEO, assisted by our Human Resources Department, assesses the performance of all executives other than the CEO. Following this annual performance review process, our CEO recommends base salary and incentive awards for executives (other than himself) to the Compensation Committee. The CEO, with the help of management and the independent consultant, makes recommendations to the Compensation Committee regarding the plan design of the overall executive compensation program for review, discussion and approval. The Compensation Committee is also responsible for developing pay recommendations for the CEO and in securing the full Board’s approval of these recommendations annually.
Independent Compensation Consultant for Compensation Committee
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others for assistance. Accordingly, the Compensation Committee retained Compensia as an independent consultant to advise the Compensation Committee on matters related to the compensation of the Company’s executive officers. All services that Compensia provided to Aviat in fiscal year 2022 were approved by the Compensation Committee and were related to executive or Board compensation. Compensia provides an annual review of the Company’s compensation practices, reviews and makes recommendations regarding Aviat’s compensation peer groups and provides independent input to the Compensation Committee on programs and practices.
Compensation Committee Advisor Independence
The Compensation Committee has considered the independence of Compensia pursuant to NASDAQ Listing Rules and related SEC rules and found no conflict of interest in Compensia providing advice to the Compensation Committee during fiscal year 2022. The Compensation Committee is also regularly advised by the Company’s primary outside counsel, Vinson & Elkins LLP (“V&E”). Pursuant to the NASDAQ Listing Rules and related SEC rules, the Compensation Committee has found no conflict of interest in V&E continuing to provide advice to the Compensation Committee. The Compensation Committee reassesses the independence of its advisors annually.
Consideration of Say-on-Pay Results
Aviat Networks, Inc.
Proxy Statement    23

Each year at our annual meeting, we conduct an advisory vote of our stockholders on our executive compensation program. Although this vote is not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our Compensation Committee value stockholders’ opinions and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee evaluates whether any actions are warranted or appropriate.
At our 2021 Annual Meeting, 97.1% of the votes cast on the advisory vote on executive compensation supported our named executive officers’ compensation as disclosed in the proxy statement. Our Compensation Committee evaluated these results and took into account many other factors in evaluating our executive compensation programs as discussed in the Compensation Discussion and Analysis. Although none of our Compensation Committee’s subsequent actions or decisions with respect to the compensation of our named executive officers were directly attributable to the results of the vote, our Compensation Committee took the vote outcome into consideration in the course of its deliberations. Our Compensation Committee believes that concerns on executive compensation matters should be considered as part of its deliberations and intends to consider the results of future advisory votes in its compensation review process.
Competitive Positioning
Our management and Compensation Committee consider external data to assist in evaluating and setting target total direct compensation. Our compensation policy and practice is to target total compensation levels for all executive officers, including our named executive officers, at competitive levels for similar positions as derived from the market composite data, factoring in experience in the position and competent performance. The Compensation Committee may decide to target total direct compensation above or below the 50th percentile of the market data for similar positions in unique circumstances based on an individual’s background, experience, and relative complexity and scope of the applicable role. Though compensation levels may differ among our named executive officers based upon competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or in the way target total direct compensation opportunity is determined for any of our executive officers.
For fiscal year 2022, targets for total cash and cash-based compensation (base salary and short-term incentive compensation pursuant to the AIP), long-term incentives and total direct compensation (base salary, and short- and long-term incentive compensation) for our named executive officers were set based on data collected by Compensia from our proxy peer group companies and from a proprietary survey source, using results for technology companies with median annual revenue of $290 million. The peer group companies selected and used for compensation comparisons are reflective of our market for executive talent and business line competitors. Also, the overall composition of the peer group reflects companies of similar complexity and size to us.
For fiscal year 2022, these peer group companies included:

ADTRAN, Inc.	Applied Optoelectronics, Inc.	Bel Fuse, Inc.
Cambium Networks Corporation	Casa Systems, Inc.	Clearfield, Inc.
Comtech Telecommunications Corp.	DZS, Inc.	Digi International, Inc.
EMCORE Corp.	Harmonic, Inc.	Inseego Corp.
PCTEL, Inc.	Ribbon Communications, Inc.	Richardson Electronics, Ltd.

Each year, the Compensation Committee with the compensation consultant reviews the appropriateness of the comparison group used for assessing the compensation of our CEO and other named executive officers. For fiscal year 2022, we removed Calix, Inc due to their increased market cap. We added Cambium Networks as they met our size and industry criteria for inclusion and their business description fit in our peer group.
The fiscal year 2022 peer group consists of 15 companies located throughout the U.S. with Aviat positioned at or near the medial revenue and other financial metrics.
Total Compensation Elements
Aviat Networks, Inc.
Proxy Statement    24

Our executive compensation program includes four primary elements:
•    base salary
•    annual incentive compensation pursuant to the AIP
•    long-term compensation (equity incentives)
•    post-termination compensation
Each named executive officer’s performance is measured against factors such as short- and long-term strategic goals and financial measures of our performance, including revenue, total shareholder return (“TSR”), AIP expenses and other non-GAAP items namely non-GAAP gross adjusted earnings before interest, taxes, depreciation and amortization (“Gross Adjusted EBITDA”). Details regarding the applicable financial targets for incentive awards are described below.
Base Salary
Base salaries are provided as compensation for day-to-day responsibilities and services. Executive salaries are reviewed annually. Our CEO generally makes recommendations to the Compensation Committee in August of each year regarding the base salary of each named executive officer, other than himself. The Compensation Committee considers each named executive officer’s responsibilities, as well as the Company’s performance and recommended increases in base salary for select named executive officers and other officers. For the beginning of fiscal year 2022, the CEO recommended, and the Compensation Committee approved, base salary increases for our named executive officers (other than the CEO) as part of our annual compensation review. Effective October 2, 2021, Mr. Chang’s base salary was increased from $300,000 to $309,000, Mr. Tucker’s base salary was increased from $315,000 to $324,000, Ms. Boase’s base salary was increased from $224,700 to $231,441 and Mr. Croke’s base salary was increased from $230,000 to $236,900. Mr. Gray was hired in the position of CFO on October 18, 2021 at a base salary of $340,000. Mr. Smith received a base pay increase from $500,000 to $650,000 on July 1, 2021 in recognition of performance, therefore he did not receive a base salary increase during the 2022 fiscal year.
Annual Incentive Plan
Our AIP is designed to motivate our executives to focus on achievement of our short-term financial goals. The CEO reviews his recommendations for each named executive officer with the Compensation Committee, taking into account market data obtained from its independent compensation consultant. Based on recommendations by the CEO, and as specified in any applicable employment agreement, the Compensation Committee recommends to the Board an annual incentive compensation target, expressed as a percentage of base salary, for each named executive officer.
The Compensation Committee also recommends to the Board specific Company financial performance measures and targets including the relative weighting and payout thresholds for the AIP. The financial targets are aligned with our Board-approved annual operating plan, and during the year periodic reports are made to the Board about our performance compared with the targets. Under the AIP, a significant portion of the executive’s annual compensation is tied directly to our financial performance. The target amount of annual incentive compensation under our AIP, expressed as a percentage of base salary or, solely with respect to our CEO, a target dollar amount, generally increases with an executive’s level of management responsibility and is paid in the form of cash. For fiscal year 2022, individual AIP target incentives were set at $925,000 for Mr. Smith, 50% of base salary for Messrs. Chang, Gray and Tucker, and 40% for Ms. Boase and Mr. Croke in each case prorated for the number of days employed by the Company and salary adjustments during fiscal year 2022. Executives can earn more or less than target if minimum or maximum performance levels are achieved. No incentive can be earned if the Company does not achieve the minimum performance thresholds.
For fiscal year 2022, the AIP provided for an all-cash payout. The performance metric was 75% based on Gross Adjusted EBITDA and 25% based on revenue. The following table outlines the minimum, target and maximum performance and payout levels approved by the Compensation Committee for fiscal year 2022.
Fiscal Year 2022 Annual Incentive Plan – Minimum, Target and Maximum Thresholds

Aviat Networks, Inc.
Proxy Statement    25

	Minimum	Target	Maximum
Fiscal Year 2022 AIP (75%)	Earn 80%	Earn 100%	Earn 200%
Gross Adjusted EBITDA	$30,500,000	$38,100,000	$57,200,000
Fiscal Year 2022 AIP (25%)	Earn 90%	Earn 100%	Earn 200%
Revenue	$258,400,000	$287,100,000	$344,500,000

In fiscal year 2022, the AIP met the Gross Adjusted EBITDA target at 118% and the Revenue target at 128%. During fiscal year 2022, the Company experienced significant events that could have impacted achievement of the targeted Gross Adjusted EBITDA metric and revenue metric including the ongoing COVID-19 pandemic which continues to impact worldwide economic conditions, supply chain shortages and inflationary pressures. No adjustments were made to the performance objectives, the target performance or the actual results for these significant events. During the 2022 fiscal year, partially as a result of management’s swift actions to counter the aforementioned events, we achieved above target performance for both the Gross Adjusted EBITDA metric and the revenue metric. All named executive officers earned a payout as shown in the Summary Compensation Table below.
Long Term Incentive Compensation
Our equity awards under our 2018 Plan are designed to motivate our executives to focus on achievement of our long-term financial goals. Equity awards motivate our executives to achieve our long-term goals and to the extent our results affect our stock price, link such results with the performance of our stock over a longer period. Using equity awards helps us to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and stockholder value creation. The Company utilizes stock options as a component of executive compensation because they have value only if the Company’s share price increases and, therefore, motivate our executives to drive sustained, long-term stockholder value creation. Time-vesting RSUs are a component of executive compensation to further align our executives’ interests with those of stockholders. Because these awards typically vest after a specified period following the date of grant, they also incentivize our executives to remain in our employ. PSUs are a component of executive compensation to ensure our executives’ incentives are tied directly to key drivers of stockholder value growth. PSUs also play a role in executive retention, as a named executive officer is required to remain employed through the applicable vesting date in order to receive the shares underlying the PSUs as applicable.
For fiscal year 2022, the named executive officers were eligible to receive equity incentive awards. As has historically been the Company’s practice, these equity incentive awards were granted in September 2021 following the filing of the Annual Report on Form 10-K using a combination of PSUs, stock options, and RSUs. Performance metrics and payout levels for the three-year performance period applicable to the PSUs granted during fiscal year 2022 were established at the beginning of fiscal year 2022.

Equity Vehicle	Weighting	Purpose / Description
PSUs	1/3	The PSUs are subject to three-year cliff vesting from the issuance date assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal year 2022 and continued employment through the vesting date in September 2024.
Stock Options	1/3
Strike price: Determined based on the closing stock price on the date of grant.
Vesting: One-third annually for a three-year period from the issuance date assuming continued employment through the vesting date.
Expiration: Seven years from date of grant if not exercised.

RSUs	1/3	One-third annually for a three-year period from the issuance date assuming continued employment through the vesting date.

The table below shows the equity incentive award values granted for fiscal 2022 for each of the named executive officers. The total value amounts in the table were determined by reviewing peer group data and
Aviat Networks, Inc.
Proxy Statement    26

the Company’s historical performance. The total value amounts were calculated based on similar cash compensation percentages available to the named executive officers and a specified target award value for Mr. Smith.

Named Executive Officer	PSUs (at target)(1)	Stock Options(2)	RSUs(3)	Total Value
Peter Smith	$873,816	$31,574	$766,682	$1,672,072
David Gray(4)	-	-	$200,193	$200,193
Bryan Tucker	$146,070	$116,741	$67,660	$330,470
Erin Boase	$47,035	$40,594	$40,610	$128,239
Gary Croke	$58,782	$50,742	$50,754	$160,278
Eric Chang	-	-	-	-

(1) The grant date fair value of the PSUs were determined under FASB ASC Topic 718 excluding the effect of estimated forfeitures.
(2) Individual award amounts were calculated based on Black-Scholes values.
(3) The grant date fair value of the RSUs was determined under FASB ASC Topic 718 and was calculated using the closing market price of our common stock on the respective grant dates.
(4) Mr. Gray received a sign-on equity of RSUs upon joining the Company on October 18, 2021. Per the terms of his award, he will receive one-third annually for a three-year period from the issuance date assuming continued employment through the vesting date.
Perquisites
Our named executive officers participate in the same group insurance and employee benefit plans as our other full-time U.S. employees. We do not provide special benefits or other perquisites to our executive officers other than occasional relocation expense reimbursement.
Generally Available Benefit Programs
In fiscal year 2022, our named executive officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability insurance, employee counseling assistance, flexible spending accounts and accidental death and dismemberment insurance.
The named executive officers and all other eligible U.S.-based employees participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contributions from the Company of 2.5% of eligible compensation contributed. Each employee under the age of 50 can contribute a maximum of $20,500 during each calendar year, and each employee over the age of 50 can contribute a maximum of $27,000.
The named executive officers and all other eligible U.S.-based employees can elect, on a quarterly basis, to apply a portion of their cash compensation to purchase shares of our common stock at a 5% discount under our employee stock purchase plan. An employee’s total purchases in any year cannot exceed $25,000 in value or 15% of his or her salary, whichever is less. Furthermore, an employee may not purchase more than 48 shares of common stock annually under the employee stock purchase plan.
The 401(k) Plan, employee stock purchase plan and the other benefits generally available to all other U.S.-based employees allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.
Post-Termination Compensation
Employment agreements have been established with certain of our named executive officers. The executive officers without contracts are generally subject to the Company’s Post Termination Guidelines noted above. The Post Termination Guidelines are currently being reviewed and formalized by the Compensation Committee, and the description of the Guidelines within this document solely reflect the current historical practices followed by the Compensation Committee with respect to executive officers that are not otherwise subject to an individual severance or change in control arrangement. These terms are subject to change prospectively as the Compensation Committee finalizes these guidelines.
Aviat Networks, Inc.
Proxy Statement    27

The employment agreements and the Company’s Post Termination Guidelines provide for certain payments and benefits to the employee if his or her employment is terminated, but neither arrangement provides for change in control benefits without an accompanying involuntary termination. We have determined that such payments and benefits are an integral part of a competitive compensation package for our named executive officers.
Neither the employment agreements nor the Post Termination Guidelines provide any tax-related gross-up payments to our named executive officers in connection with a termination or a “Change in Control” transaction. For a detailed discussion of the amounts and benefits that could become payable to the named executive officers upon a termination and/or a “Change in Control” transaction, please see the section below titled “Potential Payments Upon Termination or Change of Control.”
Recovery of Executive Compensation
Our executive compensation program permits us to recover or “clawback” all or a portion of any performance-based compensation, including equity awards, if our financial statements are restated as a result of errors, omissions, or fraud. The amount which may be recovered will be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee or our Board shall determine. In no case will the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators, or other authorities.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our named executive officers will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee has concluded that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders in certain circumstances.
Hedging and Pledging Prohibition
Our named executive officers, as well as all other employees, directors and their designees are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities where the transaction is designed or intended to decrease the risks associated with holding our securities. This prohibition includes transactions involving puts, calls, collars or other derivative securities, whether granted pursuant to the 2018 Plan, or held directly or indirectly by the covered individual.
Stock Ownership Guidelines
To encourage the alignment between the Board, Management and shareholders, the Board adopted stock ownership guidelines for named executive officers in November 2021. Each named executive officer is expected to acquire and continue to hold company stock during his or her employment with the Company at the following multiples of base salary: five times for the CEO and one time for executive officers. The executive officers have five years to satisfy these guidelines after the date of adoption of these guidelines or the date of being designated an executive leader, whichever is later.
Risk Considerations in Our Compensation Program
The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our employees, generally. We do not believe that our compensation policies and practices for our employees encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:
Aviat Networks, Inc.
Proxy Statement    28

•    Our compensation program is designed to provide a mix of both fixed and “at risk” incentive compensation.
•    Our Compensation Committee and management team have responsibility for managing the administration, determination and approval of total and, in the case of the named executive officers, the Compensation Committee is responsible for individual approval of payouts under the incentive plans.
•    The incentive elements of our compensation program (annual incentives and multi-year equity awards) are designed to reward both annual performance (under the AIP) and longer-term performance (under the 2018 Plan). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.
•    The performance periods for our PSUs overlap, and our time-vested RSUs vest one-third annually for a three-year period from the issuance date. This mitigates the motivation to maximize performance in any one period at the expense of others.
•    Maximum payouts under our AIP are currently capped at no more than 200% for all applicable employees of the target award opportunity set by the Compensation Committee. We believe these limits mitigate excessive risk-taking, since the maximum amount that can be earned is limited.
•    Finally, our AIP and our 2018 Plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies. In addition, our performance-based plans (cash incentive and performance shares) both contain provisions under which awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated.
•    The Compensation Committee retains an independent compensation consultant.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
    Compensation Committee of the Board of Directors
    Dr. James C. Stoffel, Chairman,
    Bryan Ingram,
    Michele Klein,
    Somesh Singh
Summary Compensation Table
The following table summarizes the total compensation for each of our fiscal years ended July 1, 2022, July 2, 2021, July 3, 2020, of our named executive officers for the applicable years, consisting of our CEO, CFO and Senior Vice President Americas Sales and Services. With respect to fiscal year 2022, there were two additions to the named executive officers, consisting of General Counsel, Vice President Legal Affairs and Vice President Marketing and Product Line Management. Although Mr. Chang was no longer CFO at the end of the 2022 year, he is still required to be disclosed within the table for the portion of the year in which he was performing CFO services.

Name, Principal Position	Fiscal Year	Salary(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
Peter A. Smith, Director, President and Chief Executive Officer	2022 2021 2020	650,000 444,231 187,692	1,640,498 1,202,160 664,485	31,574 94,715 -	1,113,168 458,325 138,113	19,509 16,761 3,996	2,454,749 2,216,192 994,286
Aviat Networks, Inc.
Proxy Statement    29

Name, Principal Position	Fiscal Year	Salary(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
David Gray,(1) Senior Vice President and Chief Financial Officer	2022	235,385	200,193	-	153,437	108,937	697,952
Bryan Tucker, Senior Vice President Americas Sales and Services	2022 2021	324,450 315,000	213,729 140,360	116,740 70,191	193,804 229,163	16,402 19,328	850,125 774,042
Erin Boase, (2) General Counsel, Vice President Legal Affairs	2022	231,441	87,645	40,593	110,598	9,435	479,712
Gary Croke,(2) Vice President Marketing and Product Line Management	2022	236,900	109,535	50,742	113,206	10,466	520,849
Eric Chang, Former Senior Vice President and Chief Financial Officer	2022 2021 2020	93,842 299,616 270,231	- 101,464 88,752	- 50,742 87,748	- 268,250 137,736	27,202 10,862 5,929	121,044 730,934 590,396

(1) Mr. Gray was appointed as our Senior Vice President and Chief Financial Officer on October 18, 2021.
(2) Mr. Croke and Ms. Boase were appointed as executive officers in fiscal year 2022.
(3) Base salary amounts reflect a combination of the salary levels set at different times during the year. With respect to the 2022 year, the amounts reflect increases effective October 2, 2021 in connection with the annual merit review process discussed within the Compensation Discussion and Analysis.
(4) The “Stock Awards” column shows the full grant date fair value of the equity-based awards granted in fiscal 2022, 2021, and 2020.
The grant date fair value of the PSUs, MSUs, and RSUs was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The grant date fair value of MSUs was estimated using a Monte-Carlo simulation model. The grant date fair value for PSUs and RSUs was based on the closing market price of our common stock on the respective grant dates. The assumptions used for determining values are set forth in Notes 1 and 9 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for fiscal year 2022. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.
(5) The “Option Awards” column shows the aggregate grant date fair value of the stock options granted in fiscal 2022 and other applicable years was determined under FASB ASC Topic 718 (using Black-Scholes values). The assumptions used for determining values are set forth in Notes 1 and 9 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for fiscal year 2022.
(6) The “Non-Equity Incentive Plan Compensation” column shows the cash bonus earned under the fiscal year 2022, 2021 and 2020 annual incentive plan.
(7) The following table describes the components of the “All Other Compensation” column.

Name	Year	Life Insurance(a) ($)	Company Matching Contributions Under 401(k) Plan(b) ($)	Vacation Payout(c) ($)	Sign-on Bonus ($)	Total All Other Compensation ($)
Peter A. Smith	2022	3,890	5,500	10,119		19,509
David Gray	2022	879	8,058	-	100,000	108,937
Bryan Tucker	2022	1,765	7,368	7,269		16,402
Erin Boase	2022	366	7,433	1,636		9,435
Gary Croke	2022	898	2,641	6,927		10,466
Eric Chang	2022	279	3,500	23,423		27,202

(a) Represents premiums paid for life insurance that represent taxable income for the named executive officer.
(b) Represents matching contributions made by us to the 401(k) account of the respective named executive.
(c) Represents vacation payout for unused vacation days due to policy change for US-based employees to flexible Paid Time Off.
Aviat Networks, Inc.
Proxy Statement    30

Fiscal Year 2022 Grants of Plan-Based Awards
The following table lists our grants and incentives made to the named executive officers during our fiscal year ended July 1, 2022, of plan-based awards, both equity and non-equity based under our AIP and 2018 Plan. There is no assurance that the grant date fair value of stock and option awards will ever be realized. Mr. Chang was no longer employed on the grant dates for our plan-based awards, therefore he is not reflected in the table for the 2022 year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number or Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Grant Date, Fair Value of Stock and Option Awards(5) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter A. Smith	Options RSU PSU AIP	7/3/2021 7/3/2021 7/3/2021 -	- - - 462,500	- - - 925,000	- - - 1,850,000	- - 12,024 -	- - 24,049 -	- - 48,098 -	- 24,049 - -	59,422 - - -	766,639 766,682 873,816 -
David Gray	RSU AIP	10/18/2021 -	- 63,750	- 127,500	- 255,000	- -	- -	- -	6,568 -	- -	200,193 -
Bryan Tucker	Options RSU PSU AIP	9/1/2021 9/1/2021 9/1/2021 -	- - - 80,522	- - - 161,044	- - - 322,088	- - 940 -	- - 1,881 -	- - 3,762 -	- 1,881 - -	4,567 - - -	67,661 67,660 78,357 -
Erin Boase	Options RSU PSU AIP	9/1/2021 9/1/2021 9/1/2021 -	- - - 45,951	- - - 91,902	- - - 183,804	- - 565 -	- - 1,129 -	- - 2,258 -	- 1,129 - -	2,740 - - -	40,594 40,610 47,035 -
Gary Croke	Options RSU PSU AIP	9/1/2021 9/1/2021 9/1/2021 -	- - - 47,035	- - - 94,070	- - - 188,140	- - 706 -	- - 1,411 -	- - 2,822 -	- 1,411 - -	3,425 - - -	50,742 50,754 58,752 -

(1) The amounts shown under Estimated Possible Payouts Under Short-Term Non-Equity Incentive Plan Awards reflect possible payouts under our fiscal 2022 AIP. For Mr. Gray these columns represent the pro-rata portion of his AIP award following his hire date in October 2021. Actual amounts earned for the year are reflected above within the Summary Compensation Table.
(2) PSUs vest 100% on the third anniversary of the grant date based on the achievement of performance criteria.
(3) These amounts represent the number of RSUs granted to the named executive officers during fiscal year 2022, which vest annually over three years from the data of grant, subject to the named executive officer’s continued employment through such vesting date.
(4) These amounts represent the number of stock options granted to the named executive officers during fiscal year 2022, which vest annually over three years from the date of grant, subject to the named executive officer’s continued employment through such vesting date.
(5) The “Fair Value of Stock and Option Awards” column shows the full grant date fair value of the stock options and other equity-based awards granted in fiscal year 2022. The grant date fair value of the was awards were determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards in the event the vesting provisions are achieved.
The assumptions used for determining values are set forth in Notes 1 and 9 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal 2022. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.
Aviat Networks, Inc.
Proxy Statement    31

Fiscal Year 2022 Outstanding Equity Awards
The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of July 1, 2022. Each grant of options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each award of options and unvested stock awards is shown in the footnotes following this table based on the grant date. The material terms of the awards, other than exercise price and vesting schedules described below, are generally described in the 2018 Plan.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(7) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(8) ($)
Peter A. Smith	7/3/2021 1/20/2021 1/20/2021 9/1/2020	- - - 8,796	59,422(2) - - 17,590(2)	31.88 - - 11.00	7/3/2028 - - 9/1/2027	24,049(4) 30,000(1) 42,000(1) 8,610(4)	603,389 752,700 1,053,780 216,025	24,049(9) - - 8,610(7)	603,389 - - 216,025
David Gray	10/18/2021	-	-	-	-	6,568(10)	164,791	-	-
Bryan Tucker	9/1/2021 9/1/2020 9/20/2019 9/7/2018	- 6,518 - 17,264	4,567(2) 13,036(2) 16,710(3) -	35.97 11.00 7.23 8.90	9/1/2028 9/1/2027 9/20/2026 9/7/2025	1,881(10) 6,380(4) 6,852(4) -	47,194 160,074 171,917 -	1,881(9) 6,380(7) 6,852(5) 4,315(6)	47,194 160,074 171,917 108,263
Erin Boase	9/1/2021	-	2,740(2)	35.97	9/1/2028	1,129(10)	28,327	1,129(9)	28,327
Gary Croke	9/1/2021	-	3,156(2)	35.97	9/1/2028	1,411(10)	35,402	1,411(9)	35,402
Eric Chang (11)	-	-	-	-	-	-	-	-	-

(1) Market-based conditions applicable to the MSUs granted to Mr. Smith in January 2021 were achieved in fiscal 2021 and will vest on December 31, 2022 and December 31, 2023, subject to the named executive officer’s continued employment through such vesting date. In accordance with SEC rules, because such market-based conditions have been achieved and the MSUs only remain subject to time-based vesting conditions, the number of MSUs earned are reported in the “Number of Shares or Units of Stock that have not Vested” column.
(2) Stock options that vest annually over three years from date of grant.
(3) Stock options that cliff vest three years from date of grant.
(4) RSUs that cliff vest three years from date of grant.
(5) PSUs eligible to vest based on the Company’s non-GAAP net income. From 50% to 150% of the target PSUs will vest in September 2022 following the end of the fiscal year July 1, 2022, that the Compensation Committee certifies achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment with us through the vesting date. The number of PSUs reported in the table above reflects 100% of the target number of granted PSUs based on the Company’s annual non-GAAP net income for the performance periods.
(6) PSUs eligible to vest based on the Company’s non-GAAP net income. From 50% to 100% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure.
(7) PSUs eligible to vest based on the Company’s annual average return on invested capital (“ROIC”) from fiscal 2021 to fiscal 2023 and revenue growth for fiscal 2023. From 50% to 200% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment with us through the vesting date in September 2023.
(8) Market value is based on the $25.09 closing price of a share of our common stock on July 1, 2022, as reported on the NASDAQ Global Select Market.
(9) PSUs eligible to three-year cliff vesting from grant date assuming achievement of TSR and revenue growth targets over a three-year performance period starting fiscal year 2022 to fiscal 2024. From 50% to 200% of the target PSUs will vest after the Compensation Committee certifies the achievement of the performance measure. Vesting of these PSUs is dependent on continuous employment with us through the vesting date in September 2024.
(10) RSUs that vest annually over three years from date of grant.
(11) Mr. Chang forfeited all outstanding and unvested equity awards as of his resignation date.
Fiscal Year 2022 Option Exercised and Stock Vested Table
The following table provides information for each of our named executive officers regarding the number of shares of our common stock acquired upon exercising vested options or release of stock awards during fiscal year 2022.

Aviat Networks, Inc.
Proxy Statement    32

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Received on Vesting ($)
Peter A. Smith	-	-	-	-
David Gray	-	-	-	-
Bryan Tucker	18,072	421,577	-	-
Erin Boase	-	-	-	-
Gary Croke	832	20,634	-	-
Eric Chang	-	-	-	-

(1) Vested number of shares of PSUs.

Potential Payments Upon Termination or Change of Control
Employment agreements and the Company’s Post Termination Guidelines provide for such executive officers to receive certain payments and benefits if their employment with us is terminated. These arrangements are set forth in more detail below and assume an applicable termination event (and Change of Control event, as defined in the corresponding employment agreements) on July 1, 2022 and refer to our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.
The table below reflects the compensation and benefits due to each of Messrs. Smith, Gray and Tucker in the event of termination of employment by us without Cause (as defined below) or termination by the executive for good reason (other than within 12 or 18 months after a Change of Control, as defined below ) and in the event of disability and in the event of termination of employment by us without cause or termination by the executive for good reason within 12 months after a Change of Control (depending on individual employment agreements). The amounts shown in the table are estimates of the amounts that would be paid upon termination of employment. There are currently no compensation and benefits due to any named executive officer under his employment agreement in the event of a termination of employment by us for cause or voluntary termination. In the event of a death of an executive, there are no severance benefits payable pursuant to the employment agreements that should be reflected in the table below, but the executive’s estate would receive the pro-rata portion of the executive’s annual bonus for the year in which the death occurred. The actual amounts would be determined only at the time of the termination of employment.

Name	Conditions for Payouts	Base Salary Component(1)	Cash Incentive Component(2)	Accelerated Equity Vesting(3)	Insurance Benefit(4)	Out-Placement Services(5)	Total
Peter A. Smith	Termination without cause or for good reason, or due to disability.	$650,000	$1,113,168	$3,157,275	$34,866	$30,000	$4,985,309
	Within 12 months after Change of Control	$1,300,000	$925,000	$3,477,127	$52,299	$30,000	$5,752,608
David Gray	Termination without cause or for good reason, or due to disability.	$340,000	$153,437	-	$15,464	$30,000	$593,848
	Within 18 months after Change of Control	$340,000	$170,000	$164,791	$23,196	$30,000	$727,987
Aviat Networks, Inc.
Proxy Statement    33

Name	Conditions for Payouts	Base Salary Component(1)	Cash Incentive Component(2)	Accelerated Equity Vesting(3)	Insurance Benefit(4)	Out-Placement Services(5)	Total
Bryan Tucker	Termination without cause or for good reason, or due to disability.	$324,450	$193,804	$748,990	$27,998	$30,000	$1,616,406
	Within 18 months after Change of Control	$648,900	$162,225	$1,080,414	$41,997	$30,000	$2,226,906

(1) The base salary component represents the total gross monthly payments to each named executive officer at the base salary in effect as of the last day of fiscal 2022.
(2) The cash incentive component represents the cash bonus due under the fiscal year 2022 AIP.
(3) Reflects acceleration of outstanding equity awards, including pro-rata vesting of the equity awards granted during fiscal year 2021, 2020 and 2019 and outstanding as of July 2, 2022.
(4) The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.
(5) The estimated dollar amounts for outplacement services would be paid directly to an outplacement provider selected by us.
Employment Agreement Terms
We currently maintain individual employment agreements with Messrs. Smith, Gray and Tucker. The employment agreements with our applicable named executive officers generally define a “Change of Control” as follows:
•    any merger, consolidation, share exchange or acquisition, unless immediately following such merger, consolidation, share exchange or acquisition, at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of our assets (in the case of an asset sale that satisfies the criteria of an acquisition) (in either case, the “Surviving Entity”) or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, (“Rule 13d-3”)) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity is represented by our securities that were outstanding immediately prior to such merger, consolidation, share exchange or acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or acquisition);
•    any person or group of persons (within the meaning of Rule 13d-3) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3) of securities possessing more than 30% of the total combined voting power of our outstanding securities other than: (i) an employee benefit plan of ours or any of our affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of our or any of our affiliates; or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities;
•    Mr. Tucker’s contract also provides for a change of control in the event of over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this plan or the beginning of such 36-month period; or (ii) have been elected or nominated during such 36-month period by at least a majority of the Board members and satisfied the criteria of this bullet when they were elected or nominated;
•    Mr. Gray’s contract also provides for a change of control in the event a majority of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;
•    a majority of the Board determines that a Change of Control has occurred; or
•    the complete liquidation or dissolution of the Company.
The employment agreements for Messrs. Smith and Tucker define “Cause” as follows:
•    theft, dishonesty, misconduct or falsification of any employment or Company records;
Aviat Networks, Inc.
Proxy Statement    34

•    improper disclosure of the Company’s confidential or proprietary information;
•    any action which as material detrimental effect on the Company’s reputation or business;
•    refusal or inability to perform any assigned duties (other than as a result of disability) after written notice and a 30-day opportunity to cure such refusal or inability;
•    material breach of an employment agreement or of the proprietary information, confidentiality, assignment of inventions agreement, after written notice and a 30-day opportunity to cure such breach;
•    violation of the Company’s Code of Conduct or other written policies; or
•    conviction (including any plea of guilty or no contest) for any criminal act that impairs the ability to perform duties under an employment agreement.
The employment agreement for Mr. Gray defines a “Cause” termination as follows:
•    willful failure to perform duties (other than from incapacity from physical or mental illness);
•    willful engagement in dishonesty, illegal conduct, or misconduct, which injures the Company
•    violation of Company’s written policies or codes of conduct;
•    breach of material obligation under employment or other agreement between Gray and the Company.
The employment agreement with Mr. Smith generally defines a “Good Reason” termination as follows:
•    a reduction in base salary, other than a reduction that is similarly applicable to all members of the Company’s executive staff;
•    a material adverse change to in his authority, duties and responsibilities (including a dismissal from the board of directors if the termination is not in connection with a Change of Control);
•.    a relocation of his workplace more than 75 miles from Austin, TX.
If Mr. Smith’s “Good Reason” termination occurs in connection with a Change of Control, it would be modified to include a material reduction in his employee benefits, other than a reduction that is similarly applicable to all members of the Company’s executive staff.
The employment agreement with Mr. Tucker generally defines a “Good Reason” termination as follows:
•    a reduction of at least 20% to the base salary in effect at the start date of the employment agreement, other than a reduction that is similarly applicable to all members of the Company’s executive staff;
•    a material reduction in employee benefits, other than a reduction that is similarly applicable to all members of the Company’s executive staff;
•    a material breach of the employment agreement by the Company; or
•    a relocation of his workplace more than 75 miles from San Antonio, TX.
If Mr. Tucker’s “Good Reason” occurs following a Change of Control” the definition is modified slightly to include any reduction of salary against the base salary in effect prior to the Change of Control, and to add a material reduction in his position, duties or responsibilities.
The employment agreements generally provide that if they are terminated without cause or should they resign for good reason or become disabled and they sign a general release they will be entitled to receive the following severance benefits:
•    severance payments at their final base salary for a period of 12 months;
Aviat Networks, Inc.
Proxy Statement    35

•    payment of premiums necessary to continue their group health insurance under COBRA when applicable (or to purchase other comparable health coverage on an individual basis if the employee is no longer eligible for COBRA coverage) until the earlier of (i) 12 months (depending on individual employment agreements), or (ii) the date on which they first became eligible to participate in another employer’s group health insurance plan;
•    the prorated portion of any incentive bonus they would have earned during the incentive bonus period in which their employment was terminated;
•    for Messrs. Smith and Tucker any equity compensation subject to service-based vesting granted to the executive officer will stop vesting as of their termination date; however, they will be entitled to exercise any vested stock options until the earlier of: (i) 12 months; or (ii) the date on which the applicable option(s) expire; and for Mr. Gray, time-based equity will accelerate up to 12 months and unvested performance share units will be forfeited, and;
•    outplacement assistance up to $30,000.
In addition, these agreements provide that if there is a Change of Control, and the executive’s employment is terminated by us without cause or by the employee for good reason within a specific period after the Change of Control (12 months for Messrs. Smith and Tucker or 18 months for Mr. Gray), and they sign a general release of known and unknown claims in a form satisfactory to us, they will receive the following:
•    Messrs. Smith and Tucker’s base salary payment will be increased to 24 months;
•    Mr. Smith’s COBRA coverage will be extended to the earlier of 18 months and the date that he becomes eligible to participate in another employer’s group health insurance plan, and Mr. Tucker’s COBRA coverage period will be extended to the earlier of 24 months and the date that he becomes eligible to participate in another employer’s group health insurance plan;
•    Mr. Tucker will receive (i) rather than a pro-rata bonus for the year, he will receive a payment equal to the greater of (a) the average of the annual actual incentive bonus payments received by him, if any, for the previous three years, or (b) his target incentive bonus for the year in which his employment terminates, and (ii) accelerated vesting of all unvested stock option(s), RSUs, and PSUs (assuming performance criteria previously met or pro rata vesting at target) for the period of time worked during the performance period based on individual guidelines under the 2018 Plan;
•    Mr. Smith will receive accelerated vesting for all time-based equity awards granted under the second amendment to his employment agreement and for all other grants, accelerated vesting of all unvested stock option(s), RSUs, and PSUs (assuming performance criteria previously met or pro rata vesting at target) for the period of time worked during the performance period based on individual guidelines under the 2018 Plan; and
•    Mr. Gray will receive (i) a prorated annual incentive bonus payment, and (ii) accelerated vesting of all time-based unvested equity, with performance-based equity awards based at target.
The acceleration provisions within the individual awards agreements may differ from the terms set forth within the employment agreements.
Post Termination Guidelines
Ms. Boase and Mr. Croke have not been included within the table above, as the potential severance payments and benefits that they could receive upon an applicable termination of employment are not currently finalized or quantifiable. Pursuant to the Post Termination Guidelines that have historically been applied by the Company to executive officers, they could each receive the following benefits upon an involuntary termination without cause under the Post Termination Guidelines: (i) one year of base salary; (ii) a pro-rata bonus for the year in which the termination occurred; (iii) payment of premiums necessary to continue their group health insurance under COBRA when applicable (or to purchase other comparable health coverage on an individual basis if the employee is no longer eligible for COBRA coverage) until the earlier of (a) 12 months (depending on individual employment agreements), or (b) the date on which they first became eligible to participate in another employer’s group health insurance plan; and (iv) time-based equity awards could receive accelerated vesting solely for the portion of the equity awards that would have vested within the twelve month period immediately following the termination, although all performance-based awards would be forfeited. In the event that the involuntary termination occurred
Aviat Networks, Inc.
Proxy Statement    36

within the 12-month period following a change in control event, the COBRA benefits continuation period could be increased to an 18 month period, and all outstanding equity-based compensation awards would receive full vesting acceleration, with performance-based awards accelerated at target levels.
Mr. Chang Employment Agreement
Mr. Chang was subject to an individual employment agreement during his employment with us, but that agreement was terminated in connection with his departure in the 2022 year. Mr. Chang did not receive severance benefits pursuant to that agreement in connection with his departure during the 2022 fiscal year.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide the following information with respect to the year ended July 1, 2022:
•    The median of the annual total compensation of all employees of the Company (other than Mr. Smith’s the Company’s Chief Executive Officer) was $68,428.
•    The annualized total compensation of Mr. Smith, the Company’s Chief Executive Officer, was $3,570,803.
•    Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees was 52.18 to 1.
To identify the median paid employee and determine such employee’s annual total compensation in the last fiscal year, the Company assessed its employee population as of July 1, 2022, and determined employee compensation using the 12-month period ending July 1, 2022. On this date, the Company’s employee population consisted of 634 individuals. The Company does not feel that there have been any material changes to the employee population or compensation arrangements to necessitate needing to recalculate this number.
The Company determined its median employee by: (i) calculating total target cash compensation as the sum of salary and target variable compensation, including target sales bonus, for each of the Company’s employees; (ii) ranking the total target cash compensation of all employees except for the Chief Executive Officer from lowest to highest; and (iii) picking the employee who was in the middle of the list.
Equity Compensation Plan Summary
The following table provides information as of July 1, 2022, relating to our equity compensation plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plans approved by security holders(1)	1,078,076(2)	$15.15(3)	437,556(4)
Equity Compensation plans not approved by security holders	-	$ -	-
Total	1,078,076	$15.15	437,556

(1) Consists of the 2007 Plan, the 2018 Plan and our employee stock purchase plan.
(2) The number includes 469,716, shares to be issued upon exercise of options, 383,257 shares to be issued upon vesting of RSUs, 208,059 shares to be issued upon vesting of MSUs (based on achievement of target market-based metrics) and 17,044 shares to be issued upon vesting of PSUs (based on achievement of target performance metrics).
(3) Excludes weighted average fair value of RSUs, MSUs and PSUs.
(4) Includes 110,123 shares reserved for future issuances under the employee stock purchase plan.

(Proposals Follow.)

Aviat Networks, Inc.
Proxy Statement    37

PROPOSAL NO. 1
Election of Directors
At the Annual Meeting, directors are being nominated for election to serve until the 2023 Annual Meeting or until their successors are elected and qualified.
In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by the Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Ages are as of the date of this Proxy Statement.
Director Nominees

Name	Title	Age
John Mutch	Chairman of the Board	66
Bryan Ingram	Director	58
Michele Klein	Director	73
Peter A. Smith	Director	56
James C. Stoffel	Director	76
Bruce Taten	Director	66

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously approved the election of each of the Director Nominees and unanimously recommends a vote “For” each of the Director Nominees.

(Proposals Continue on Next Page.)

Aviat Networks, Inc.
Proxy Statement    38

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2023, and our Board has ratified such appointment. See “Independent Registered Public Accounting Firm Fees.”
Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “For” the ratification of the Audit Committee’s appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023.

(Proposals Continue on Next Page.)

Aviat Networks, Inc.
Proxy Statement    39

PROPOSAL NO. 3
Advisory, Non-Binding Vote on Named Executive Officer Compensation
A “say-on-pay” advisory vote is required for all U.S. public companies under Section 14A of the Exchange Act which we request annually during our Annual Meeting of Stockholders. We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, and the related compensation tables, notes and narrative, in this Proxy Statement.
The Board recommends that you vote “FOR” approval of the advisory, non-binding vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis section are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.
We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
As this vote is advisory, it will not be binding on our Board or our Compensation Committee, and neither our Board nor our Compensation Committee will be required to take any action as a result of the outcome of the vote. However, our Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Based on the voting results at the Company’s 2018 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of future stockholder advisory votes to approve the compensation of the Company’s named executive officers, the Company includes an advisory, non-binding vote to approve the compensation of its named executive officers in its proxy materials on an annual basis. The next required Frequency Vote is scheduled for the Company’s 2024 Annual Meeting of Shareholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “For” the approval of the advisory, non-binding vote on Named Executive Officer compensation.

(Proxy Statement Continues on Next Page.)

Aviat Networks, Inc.
Proxy Statement    40

OTHER MATTERS
2022 Annual Report
Our annual report for the fiscal year ended July 1, 2022, including audited financial statements, will be available over the Internet through our website at www.aviatnetworks.com and is being mailed with this Proxy Statement.
Form 10-K
We filed an annual report on Form 10-K for the fiscal year ended July 1, 2022 with the SEC on September 14, 2022. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Corporate Secretary, at the address of our offices located at 200 Parker Drive, Suite C100A, Austin, TX 78728, or through our website at www.aviatnetworks.com.
Other Business
The Board is not aware of any other matter that may be presented for consideration at the Annual Meeting or any adjournment thereof. Should any other matter properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the discretion of the proxy holders.
Householding of Proxy Materials
To reduce costs and the environmental impact of the Annual Meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year's and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 512-265-3680 or at our headquarters at 200 Parker Drive, Suite C100A, Austin, TX 78728. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

Aviat Networks, Inc.
Proxy Statement    41

AVIAT NETWORKS, INC.
200 PARKER DR.
SUITE C100A
AUSTIN, TX 78728

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVNW2022**
You may attend the meeting online via webcast and vote during the meeting. Have the information that is printed on this proxy card available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. John Mutch	☐	☐	☐
1b. Bryan Ingram	☐	☐	☐
1c. Michele Klein	☐	☐	☐
1d. Peter Smith	☐	☐	☐
1e. Dr. James C. Stoffel	☐	☐	☐
1f. Bruce Taten	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000580373_1 R1.0.0.39

Aviat Networks, Inc.
Proxy Statement    42

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com

AVIAT NETWORKS, INC.
Annual Meeting of Stockholders
November 9, 2022
12:30 P.M., CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Mutch and Peter Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AVIAT NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M. CST on November 9, 2022, online via webcast at www.virtualshareholdermeeting.com/AVNW2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also authorize(s) John Mutch and Peter Smith, or either of them, to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

0000580373_2 R1.0.0.39

Continued and to be signed on reverse side

Aviat Networks, Inc.
Proxy Statement    43